PROMISSORY NOTE

                        Lancaster-York Broadcasting, LLC


$3,000,000.00                                                    August 11, 1998

     FOR VALUE RECEIVED, LANCASTER-YORK BROADCASTING, LLC, a Virginia limited liability company (the "Maker") promises to pay to READING RADIO, INC. a Virginia Corporation, or order (the "Holder"), in lawful money of the United States of America, the principal sum of Three Million and No/100 Dollars ($3,000,000.00), with interest on the unpaid principal balance hereof at the prime rate per annum from the date hereof until paid, such rate for each one calendar month period to be the prime rate as last reported in the Wall Street Journal on the first day of such month, payable as follows: interest only, first payable on December 31, 1999 and annually thereafter on December 31 of each year until December 31, 2003 when all unpaid principal and accrued but unpaid interest hereunder shall become due and payable in full.

     Any of the  following  shall  constitute  an "Event of Default"  under this
Note:

     (a) any failure of the Maker to make any scheduled payment of principal or interest on this Note to the Holder when due and payable, which failure continues for a period of at least thirty (30) consecutive calendar days after written notice of such failure has been given to the Maker by the Holder,

     (b) Maker's commencement of a voluntary case under and within the meaning of the United States Bankruptcy Code as may then be in effect (the "Code"), or

     (c) entry by a court of competent jurisdiction of an order for relief against the Maker in an involuntary case commenced against the Maker under and within the meaning of the Code, or appointing an interim trustee to take possession of the Maker's assets, or ordering the liquidation of the Maker, and, in each case, ninety (90) consecutive calendar days shall have elapsed since entry of any such order, such order shall then be unstayed and effective, and such involuntary case shall then still be pending and not dismissed.

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     Upon the occurrence and during the continuation of an Event of Default, the
Holder, at its election made by a written notice to the Maker, may declare all of the then unpaid principal balance of this Note, together with any interest accrued thereon, to be, and they shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind. The foregoing election and notice shall be deemed to have been automatically given without further action by the Holder upon the occurrence of an Event of Default described in subparagraph (b) or (c) above.

     The Maker may prepay the amount due hereunder in whole or in part at any time and from time to time without penalty or premium, provided that any sums paid as partial payment shall not disturb the continuity of payments.

     The Maker hereby waives presentment, demand, protest and notice of protest and dishonor, as well as any Homestead or other exemption as to this debt, and the Maker agrees to be bound for the payment hereof notwithstanding any agreement for the extension of the due date of any installment of principal and interest made by the Holder after the maturity hereof or thereof. The Maker also waives any right to require the Holder to proceed against any person or property.

     References to the Maker shall include the undersigned and all endorsers, sureties, guarantors and other obligors hereunder.

     The Maker agrees to pay all reasonable attorneys' fees that may be incurred in collecting this Note after an Event of Default has occurred, but not to exceed five percent (5%) of any then due and payable principal balance.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized officer as of the day, month, and year first set forth above.


                                            Lancaster-York Broadcasting, LLC
                                            by:  Lancaster-York Management, Inc.
                                            its Manager


                                            by:
                                               ---------------------------------
                                                 a duly authorized officer

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